NORTH EAST INSURANCE COMPANY
                                P.O. Box 1418
                        Scarborough, Maine 04070-1418
           Tel - 207/883-2232   Fax - 207/883-1564   www.neins.com


For Immediate Release

Contact:  Robert G. Schatz
          President/Chief Executive Officer


                        NORTH EAST INSURANCE COMPANY
                           EXTENDS RIGHTS OFFERING

SCARBOROUGH, MAINE, January 11, 1999 - NORTH EAST INSURANCE COMPANY (NASDAQ
Symbol: NEIC) today announced that it has further extended its rights offering. The offering is now scheduled to expire at 5:00 p.m. Eastern time on Tuesday, January 26, 1999.

Under the pending rights offering, shareholders who owned NEIC common stock on November 9, 1998 may subscribe for additional shares at $2.25 per share.

North East Insurance Company is a property and casualty insurer located in Scarborough, Maine. Its common stock has been publicly traded since 1981.